Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Kevin Flanery (502) 636-4859 kevin.flanery@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS 2008 Q2 RESULTS

•	2008 Q2 Net Revenues From Continuing Operations Grow 6 Percent

•	2008 Q2 EBITDA From Continuing Operations Grows 4 Percent

•	2008 Q2 Net Earnings Remain Flat Compared To Prior Year

LOUISVILLE, Ky. (Aug. 5, 2008) – Churchill Downs Incorporated (NASDAQ: CHDN) (“Company” or “CDI”) today reported results for the second quarter and six months ended June 30, 2008.

Net revenues from continuing operations for the second quarter of 2008 totaled $179.3 million, an increase of 6 percent over net revenues from continuing operations of $169.9 million recorded during the second quarter of 2007. Net revenues from continuing operations for the quarter were positively affected by the performance of the Company’s advance-deposit wagering (“ADW”) business, gaming revenues related to the temporary slots facility at Fair Grounds Race Course (“Fair Grounds”), and additional operating revenues from the 2008 Kentucky Derby and Kentucky Oaks. These increases were offset in part by a decline in pari-mutuel business at Calder Race Course (“Calder”), caused primarily by the Florida Horsemen’s Benevolent and Protective Association (“Florida HBPA”) decision to withhold consent to export racing signals from Calder during the second quarter of 2008. In addition, local horsemen’s groups in Ohio, Kentucky, Delaware, Virginia, Pennsylvania, Texas and Maryland withheld consents for certain racetracks to export their signals to Calder, while disputes in Kentucky and Florida over distribution of the simulcast signal to certain ADW businesses also offset net revenues from continuing operations.

Net earnings from continuing operations for the second quarter were $29.4 million, or $2.10 per diluted common share, compared to net earnings from continuing operations of $29.5 million, or $2.12 per diluted common share, during the second quarter of 2007. The Company’s EBITDA (earnings before interest, taxes, depreciation and amortization) from continuing operations increased 4 percent year over year from $55.1 million in 2007 to $57.5 million in 2008. Calder’s inability to export its signal to locations (including racetracks and off-track betting facilities) outside of Florida and import certain out-of-state racetracks resulted in a negative impact of approximately $3 million on the EBITDA of the Company’s Racing Operations. In addition, the inability to export Calder and Churchill Downs signals to certain ADW businesses resulted in a negative impact of approximately $1 million on the EBITDA of the Company’s Racing Operations. Year-to-date revenue increased 13 percent and year-to-date EBITDA, which included $17.2 million of net insurance recoveries from Louisiana, increased 45 percent over the first six months of 2007.

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Churchill Downs Incorporated Reports 2008 Q2 Results

Aug. 5, 2008

“Through the second quarter of 2008, we have continued to manage our business and expenses in a fiscally prudent manner, with an eye toward growth and positive returns,” said Churchill Downs Incorporated President and Chief Executive Officer Robert L. Evans. “Despite a tough economic and industry environment, and despite simulcast signal disputes with horsemen, we were able to grow revenue and EBITDA over 2007 levels. We have generated $85 million in cash from operations so far this year, which has been used to pay down the debt used to fund the acquisition of certain assets of AmericaTab, Bloodstock Research Information Services (“BRIS”) and the Thoroughbred Sports Network in June 2007. Our long-term debt was $10 million at the end of the second quarter. I am very proud of the effort put forth by the CDI team to make this happen.

“We have enjoyed success at our temporary slots facility at Fair Grounds, which continues to outperform our expectations,” Evans continued. “The permanent slots facility at Fair Grounds is currently on budget and on schedule to open later this year. We are still not prepared to move forward with the announcement of our plans regarding a slots operation at Calder. We have reached an agreement with the Florida HBPA but we are still awaiting resolution of the slot agreement by Florida Thoroughbred breeders. Once we have their agreement, we will begin exploring the avenues necessary to proceed with our plans. While we are quite pleased with TwinSpires.com’s 12 percent growth in handle over 2008’s first - quarter levels, we believe we could have done considerably better if not for disputes with Florida and Kentucky horsemen over ADW signal pricing.

“We hope that we can reach agreements with our local horsemen’s groups over ADW signal pricing. We believe that the ADW business in general and TwinSpires.com in particular are extremely important to the future of our industry, and we will not rush into any arrangement with horsemen that could compromise the financial health of advance-deposit wagering in the future.”

During the second quarter of 2008, the Company implemented a business realignment that more properly considers changes in the business. As a result of this realignment, the Company redefined its business segments into the following four segments: (1) Racing Operations, which includes Churchill Downs, Calder, Arlington Park and its 11 off-track betting facilities (“OTBs”) and Fair Grounds and its 10 OTBs; (2) Online Business, which includes TwinSpires.com, CDI’s ADW business, and our BRIS data business, as well as the Company’s equity investment in Horse Racing TV; (3) Gaming, which includes video poker and slot operations; and (4) Other Investments, including Churchill Downs Simulcast Productions and other of the Company’s minor investments.

A conference call regarding this news release is scheduled for Wednesday, Aug. 6, 2008, at 9 a.m. EDT. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.earnings.com, or by dialing (888) 713-4217 and entering the pass code 79867056 at least 10

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Churchill Downs Incorporated Reports 2008 Q2 Results

Aug. 5, 2008

minutes before the appointed time. The online replay will be available at approximately noon EDT and continue for two weeks. A two-week telephonic replay will be available one hour after the call ends by dialing (888) 286-8010 and entering 91678886 when prompted for the access code. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). Churchill Downs Incorporated uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

Churchill Downs Incorporated (“Churchill Downs”), headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. Churchill Downs’ four racetracks in Florida, Illinois, Kentucky and Louisiana host many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Arlington Million, Princess Rooney Handicap and Louisiana Derby. Churchill Downs racetracks have hosted seven Breeders’ Cup World Championships. Churchill Downs also owns off-track betting facilities and has interests in various advance-deposit wagering, television production, telecommunications and racing services companies, including a 50-percent interest in the national cable and satellite network HorseRacing TV™, that support the Company’s network of simulcasting and racing operations. Churchill Downs trades on the NASDAQ Global Select Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

Information set forth in this discussion and analysis contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this Quarterly Report on Form 10-Q are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in

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Churchill Downs Incorporated Reports 2008 Q2 Results

Aug. 5, 2008

which we operate; the impact of live racing day competition with other Florida and Louisiana racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Illinois law that impact revenues of racing operations in Illinois; the presence of wagering facilities of Indiana racetracks near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; our ability to execute on our temporary and permanent slot facilities in Louisiana and permanent slot facility in Florida; market reaction to our expansion projects; the loss of our totalisator companies or their inability to provide us assurance of the reliability of their internal control processes through Statement on Auditing Standards No. 70 audits or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel; the impact of natural disasters on our operations and our ability to adjust the casualty losses through our property and business interruption insurance coverage; any business disruption associated with a natural disaster and/or its aftermath; our ability to integrate businesses we acquire, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation, including the outcome of any counter-suits or claims arising in connection with a pending lawsuit in federal court in the Western District of Kentucky styled Churchill Downs Incorporated, et al v. Thoroughbred Horsemen’s Group, LLC, Case #08-CV-225-S; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse agreements; our ability to reach agreement with the Florida Breeders and Owners Association on the sharing of slots revenues; the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

You should read this discussion in conjunction with the Condensed Consolidated Financial Statements included in this Quarterly Report on Form 10-Q and the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for further information, including Part I – Item 1A, “Risk Factors” for a discussion regarding some of the reasons that actual results may be materially different from those we anticipate, as modified by Part II – Item 1A of this Quarterly Report on Form 10-Q.

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Churchill Downs Incorporated Reports 2008 Q2 Results

Aug. 5, 2008

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS

for the three months ended June 30, 2008

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,
	2008	2007	% Change
Net revenues	$179,297	$169,933	6
Operating expenses	114,669	108,577	6
Selling, general and administrative expenses	13,545	13,069	4

Operating profit	51,083	48,287	6
Other income (expense):
Interest income	157	393	(60)
Interest expense	(276)	(841)	67
Equity in loss of unconsolidated investments	(1,140)	(695)	(64)
Miscellaneous, net	461	1,831	(75)

	(798)	688	U

Earnings from continuing operations before provision for income taxes	50,285	48,975	3
Provision for income taxes	(20,854)	(19,513)	(7)

Net earnings from continuing operations	29,431	29,462	—
Discontinued operations, net of income taxes:
Loss from operations	(19)	(143)	87

Net earnings	$29,412	$29,319	—

Net earnings (loss) per common share:
Basic
Net earnings from continuing operations	$2.11	$2.12	—
Discontinued operations	—	(0.01)	NM

Net earnings	$2.11	$2.11	—

Diluted
Net earnings from continuing operations	$2.10	$2.12	(1)
Discontinued operations	—	(0.01)	NM

Net earnings	$2.10	$2.11	—

Weighted average shares outstanding
Basic	13,529	13,427	1
Diluted	13,998	13,903	1

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Churchill Downs Incorporated Reports 2008 Q2 Results

Aug. 5, 2008

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS

for the six months ended June 30, 2008

(Unaudited)

(In thousands, except per share data)

	Six Months Ended June 30,
	2008	2007	% Change
Net revenues	$245,018	$217,775	13
Operating expenses	182,853	161,502	13
Selling, general and administrative expenses	25,702	22,894	12
Insurance recoveries	(17,200)	(784)	F

Operating profit	53,663	34,163	57
Other income (expense):
Interest income	334	665	(50)
Interest expense	(1,177)	(1,131)	(4)
Equity in loss of unconsolidated investments	(1,970)	(994)	(98)
Miscellaneous, net	833	2,494	(67)

	(1,980)	1,034	U

Earnings from continuing operations before provision for income taxes	51,683	35,197	47
Provision for income taxes	(21,417)	(14,165)	(51)

Net earnings from continuing operations	30,266	21,032	44
Discontinued operations, net of income taxes:
(Loss) earnings from operations	(112)	278	U
Loss on sale of business	—	(182)	NM

Net earnings	$30,154	$21,128	43

Net earnings (loss) per common share:
Basic
Net earnings from continuing operations	$2.17	$1.52	43
Discontinued operations	(0.01)	0.01	U

Net earnings	$2.16	$1.53	41

Diluted
Net earnings from continuing operations	$2.16	$1.52	42
Discontinued operations	(0.01)	—	NM

Net earnings	$2.15	$1.52	41

Weighted average shares outstanding
Basic	13,525	13,399	1
Diluted	14,010	13,886	1

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Churchill Downs Incorporated Reports 2008 Q2 Results

Aug. 5, 2008

CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the three months ended June 30, 2008

(Unaudited)

(In thousands)

	Three months ended June 30,
	2008	2007	% Change
Net revenues from external customers:
Churchill Downs	$93,661	$91,550	2
Arlington Park	27,756	28,762	(3)
Calder	18,501	26,635	(31)
Fair Grounds	11,814	12,520	(6)

Total Racing Operations	151,732	159,467	(5)
On-line Business	15,587	3,285	F
Gaming	11,770	6,314	86
Other Investments	168	357	(53)
Corporate	40	510	(92)

Net revenues from continuing operations	$179,297	$169,933	6

Intercompany net revenues:
Churchill Downs	$1,253	$1,702	(26)
Arlington Park	652	256	F
Calder	179	183	(2)
Fair Grounds	47	2	F

Total Racing Operations	2,131	2,143	(1)
Other Investments	555	559	(1)
Eliminations	(2,686)	(2,702)	1

Net revenues from continuing operations	$—	$—	—

Segment EBITDA and net earnings:
Racing Operations	$51,858	$54,295	(4)
On-line Business	1,549	(1,501)	F
Gaming	4,739	2,801	69
Other Investments	336	418	(20)
Corporate	(958)	(948)	(1)

Total EBITDA	57,524	55,065	4
Depreciation and amortization	(7,120)	(5,642)	26
Interest income (expense), net	(119)	(448)	73
Income tax (expense)	(20,854)	(19,513)	(7)

Net earnings from continuing operations	29,431	29,462	—
Discontinued operations, net of income taxes	(19)	(143)	87

Net earnings	$29,412	$29,319	—

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700 CENTRAL AVENUE — LOUISVILLE, KY 40208 — P: (502) 636-4400 — kentuckyderby.com

Churchill Downs Incorporated Reports 2008 Q2 Results

Aug. 5, 2008

CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the six months ended June 30, 2008

(Unaudited)

(In thousands)

	Six months ended June 30,
	2008	2007	% Change
Net revenues from external customers:
Churchill Downs	$96,130	$94,846	1
Arlington Park	40,769	41,952	(3)
Calder	21,418	27,833	(23)
Fair Grounds	32,250	35,351	(9)

Total Racing Operations	190,567	199,982	(5)
On-line Business	29,731	3,285	F
Gaming	24,244	12,962	87
Other Investments	282	478	(41)
Corporate	194	1,020	(81)

Net revenues from continuing operations	245,018	217,727	13
Discontinued operations	—	7,837	NM

Net revenues	$245,018	$225,564	9

Intercompany net revenues:
Churchill Downs	$1,426	$1,702	(16)
Arlington Park	862	256	F
Calder	200	190	5
Fair Grounds	884	232	F

Total Racing Operations	3,372	2,380	42
Other Investments	910	655	39
Eliminations	(4,282)	(2,987)	(43)

Net revenues from continuing operations	—	48	NM
Discontinued operations	—	(48)	NM

	$—	$—	—

Segment EBITDA and net earnings:
Racing Operations	$56,462	$43,845	29
On-line Business	2,290	(2,193)	F
Gaming	9,451	5,645	67
Other Investments	523	189	F
Corporate	(1,925)	(1,261)	(53)

Total EBITDA	66,801	46,225	45
Eliminations	—	57	NM
Depreciation and amortization	(14,275)	(10,619)	(34)
Interest income (expense), net	(843)	(466)	(81)
Income tax (expense)	(21,417)	(14,165)	(51)

Net earnings from continuing operations	30,266	21,032	44
Discontinued operations, net of income taxes	(112)	96	U

Net earnings	$30,154	$21,128	43

NM: Not meaningful             U: < 100% unfavorable             F: > 100% favorable

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700 CENTRAL AVENUE — LOUISVILLE, KY 40208 — P: (502) 636-4400 — kentuckyderby.com

Churchill Downs Incorporated Reports 2008 Q2 Results

Aug. 5, 2008

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$18,631	$15,345
Restricted cash	11,516	11,295
Accounts receivable, net	41,018	46,335
Deferred income taxes	6,497	6,497
Income taxes receivable	—	13,414
Other current assets	13,545	10,396

Total current assets	91,207	103,282
Plant and equipment, net	365,929	357,986
Goodwill	115,349	108,349
Other intangible assets, net	34,180	39,087
Other assets	15,049	16,112

Total assets	$621,714	$624,816

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61,027	$32,032
Purses payable	15,945	12,816
Accrued expenses	51,631	43,788
Dividends payable	—	6,750
Income taxes payable	5,625	—
Deferred revenue	8,989	25,455

Total current liabilities	143,217	120,841
Long-term debt	10,000	67,989
Convertible note payable, related party	14,444	14,234
Other liabilties	21,567	20,452
Deferred revenue	18,296	19,680
Deferred income taxes	14,062	14,062

Total liabilities	221,586	257,258
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 13,673 shares issued June 30, 2008 and 13,672 shares issued December 31, 2007	140,177	137,761
Retained earnings	259,951	229,797

Total shareholders’ equity	400,128	367,558

Total liabilities and shareholders’ equity	$621,714	$624,816

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